UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 4, 2024
RED ROBIN GOURMET BURGERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34851	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10000 E. Geddes Avenue, Suite 500
Englewood, Colorado 80112
(Address of principal executive offices) (zip code)

(303) 846-6000
(Registrant’s telephone number, including area code)
 ___________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RRGB	NASDAQ	(Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 4, 2024, Jyoti Lynch notified Red Robin Gourmet Burgers, Inc. (the “Company”) of her intent to resign as Chief Technology Officer of the Company, effective October 24, 2024, to pursue other opportunities. Ms. Lynch’s resignation was not due to any disagreement with the Company on any matters relating to its operations, policies, or practices. Ms. Lynch will continue in her role and assist in the transition of her responsibilities until her departure from the Company.
Following her departure, Ms. Lynch will serve as a non-employee, special advisor to the Company to assist with a search to identify her successor and to ensure a smooth transition of her responsibilities. Until such successor is appointed, Todd Wilson, the Company’s Chief Financial Officer, will assume responsibility over the Company’s technology organization, supported by the Company’s technical team. There will be no change in compensation for Mr. Wilson in connection with his assumption of these responsibilities. The Company thanks Ms. Lynch for her service and contributions as Chief Technology Officer and wishes her well in her future endeavors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Sarah Mussetter
Name:	Sarah Mussetter
Title:	Chief Legal Officer

Dated: October 7, 2024